SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                 CURRENT REPORT UNDER TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (date of earliest event reported): July 9, 1997
                        Commission File Number: 0-25386


                               FX ENERGY, INC.
             (Exact Name of Registrant as Specified in its Charter)


                  NEVADA                    87-0504461
     (State or other jurisdiction of      (IRS Employer
      incorporation or organization)      Identification No.)



           3006 HIGHLAND DRIVE
                SUITE 206
           SALT LAKE CITY, UTAH                 84106
     (Address of Principal Executive          (Zip Code)
       Offices)

              Registrant's Telephone Number, including Area Code:
                               (801) 486-5555




                                    N/A
     (Former name, former address, and formal fiscal year, if changed since last report)




---------------------------------------------------------------------------
                             ITEM 5.  OTHER EVENTS
---------------------------------------------------------------------------

FX Energy, Inc. (the "Company") announced on July 9, 1997, that drilling has begun on the Murray #12-30 wildcat located in Musselshell County, Montana. The well, which is located in south central Montana in an area known as Devil's Basin, is planned to test a large Precambrian structure at a targeted depth of 5,950 feet. The Company will drill and operate the well with its own rig. The projected drilling time is 30 days. The Company owns a 20% interest in the prospect with the remaining 80% held by a group of industry participants, including one major oil company.

FX Energy also announced the results of the Rattler Butte well that the Company drilled with its rig in Rosebud County, Montana. The well, operated by Florentine Exploration and Production, was drilled to a depth of 5,703 feet and completed on June 15, 1997. The well is producing 200 barrels a day from the Tyler C Channel in the interval between 5,592-5,618 feet. The Company owns a 6.5% working interest in that well.

The Company also reported signing a letter of intent with Homestake Mining Company ("Homestake") under which Homestake will operate and fund the Company's Sudety Concession in Poland. During 1997, the Company and Homestake will begin a reconnaissance geological program in an area covering approximately 300 square kilometers. The agreement will include any properties acquired in the future by either company within a defined area of interest. The Company and Homestake have agreed to jointly apply to the Polish government for additional concession blocks. Once a final agreement has been reached, Homestake will commit to a minimum expenditure of $1.1 million over a two-year period. The Company will not be obligated to pay exploration costs now or in the future and will be reimbursed by Homestake for past expenditures related to the Sudety Concession.

Homestake Mining Company is an international gold mining company with substantial gold mining operations and exploration in the United States, Canada, and Australia. Homestake also has active gold exploration programs in Venezuela, French Guyana, Chile, Brazil, and elsewhere in Latin America, and development and/or evaluation projects in Chile, Russia, and Bulgaria.

      FX Energy produces oil from fields in Montana and Nevada and explores for oil and gas in the western United States and Poland.

      For a discussion of the contingencies and uncertainties to which information respecting future events is subject, see FX Energy's 1996 annual report on Form 10-KSB and other SEC reports.


---------------------------------------------------------------------------
                                   SIGNATURES
---------------------------------------------------------------------------

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July  10, 1997                  FX ENERGY, INC.


                                      By:/s/Scott J. Duncan, Vice President
























                                       4